                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use
of the Commission Only (as permitted by Rule 14a-b(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         FRANKLIN FINANCIAL CORPORATION
                -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
        ____________________
    2)  Aggregate number of securities to which transaction applies:
        ____________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 ________________________________
    4)  Proposed maximum aggregate value of transaction: ____________________
    5)  Total fee paid: _____________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid: ______________________________________________
    2)  Form, Schedule or Registration Statement No.: ________________________
    3)  Filing Party: ________________________________________________________
    4)  Date Filed: __________________________________________________________

-------------------
              (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         FRANKLIN FINANCIAL CORPORATION








                                 April 20, 2000


Dear Shareholder:

     This year's Annual Meeting of Shareholders of Franklin Financial Corporation will be held on Tuesday, May 16, 2000, at 4:30 p.m., at Franklin National Bank's Williamson Square office, 1105 Murfreesboro Road, Franklin, Tennessee 37064. You are cordially invited to attend.

     The Notice of Annual Meeting and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

     A copy of the Company's 1999 Annual Report is also enclosed for your information.

     We look forward to seeing you at the Annual Meeting.


                                         Very truly yours,

                                         /s/ Gordon E. Inman

                                         Gordon E. Inman
                                         Chairman of the Board









                 230 Public Square, Franklin, TN 37064 790-2265

                         FRANKLIN FINANCIAL CORPORATION
                                230 PUBLIC SQUARE
                            FRANKLIN, TENNESSEE 37064


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2000


         The Annual Meeting of Shareholders of Franklin Financial Corporation (the "Company") will be held on Tuesday, May 16, 2000, at 4:30 p.m., at Franklin National Bank's Williamson Square office, 1105 Murfreesboro Road, Franklin, Tennessee 37064, for the following purposes:

                 (1) To elect eight (8) directors to constitute the Board of Directors, to serve for a term of one year and until their successors are elected and qualified;

                 (2) To approve the adoption of the Company's 2000 Stock Option Plan, a copy of which is attached as Appendix A to the Proxy Statement accompanying this Notice; and

                 (3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on April 11, 2000, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          /s/ Richard E. Herrington

                                          Richard E. Herrington
                                          President and Chief Executive Officer

Franklin, Tennessee
April 20, 2000

         PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

                         FRANKLIN FINANCIAL CORPORATION
                                230 PUBLIC SQUARE
                            FRANKLIN, TENNESSEE 37064


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2000


                           --------------------------

                                 PROXY STATEMENT

                           --------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Financial Corporation (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2000, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the Annual Meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 20, 2000. The address of the principal executive offices of the Company is 230 Public Square, Franklin, Tennessee 37064.

         Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named below to constitute the entire Board of Directors and FOR the approval and adoption of the Company's 2000 Stock Option Plan.

         The record of shareholders entitled to vote at the annual meeting was taken on April 11, 2000. On that date, the Company had outstanding and entitled to vote 31,054,187 shares of common stock, no par value, with each share entitled to one vote.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

         Presently, the Board of Directors of the Company consists of six directors. The Company's ByLaws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the precise number to be determined from time to time by the Board of Directors. The Board of Directors of the Company, pursuant to the By-Laws, has decided to increase the number of directors to serve for the 2000 fiscal year to eight. In addition to the six directors currently serving as members of the Board of Directors, the Board has nominated two directors of Franklin National Bank (the "Bank") for election to the Board of Directors of the Company. The Board of Directors recommends the election of the eight nominees listed below.

         In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than eight nominees. The affirmative vote of a majority of all votes cast at the meeting by the holders of the common stock is required for the election of the eight nominees standing for election. With the exception of Mr. Lanier, Ms. Smiley and Mr. Cross, all of the nominees have been directors of the Company since December 1988. Mr. Lanier has been a director of the Company since August 1989. Ms. Smiley has served as a director of the Bank since 1990, and Mr. Cross has served as a director of the Bank since 1995. Management of the Company has no reason to believe that any nominee will not serve if elected.

         Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:

         RICHARD E. HERRINGTON, age 52, has served as President and Chief Executive Officer of the Company since December 1988 and of the Bank from May 1989 to July 1992. From 1985 to 1988, Mr. Herrington served as President of Security Information Systems, Inc., a subsidiary of Security Federal Savings and Loan, Nashville, Tennessee.

         GORDON E. INMAN, age 61, has served as Chairman of the Board of the Company since December 1988 and of the Bank since May 1989. In addition, Mr. Inman was the owner of Inman Realtors, a real estate brokerage firm from 1979 to 1996. Mr. Inman is also a Trustee of Belmont University in Nashville, Tennessee.

         CHARLES R. LANIER, age 43, has served as Executive Vice President of the Bank since July 1989. Mr. Lanier served in various capacities with Sovran Bank (formerly Williamson County Bank) in Williamson County, Tennessee from 1978 to 1989, including, most recently, as Assistant Vice President for Commercial Lending.

         D. WILSON OVERTON, age 50, is an independent Certified Public Accountant. From September 1996 through 1999, Mr. Overton was a CPA with and a shareholder of Williams, Crosslin, Sparks & Vanden, P.C. From 1992 to September 1996, Mr. Overton was a shareholder in the regional accounting firm of Home CPA Group, a professional association. From 1991 to 1992, Mr. Overton was a partner in the accounting firm of Yeary, Howell, Overton & Michie, CPA's. From 1989 to 1991, Mr. Overton was the owner of D. Wilson Overton, CPA, and from 1984 to 1989, he was associated with the firm of Wilson, Work, Fossett & Greer, CPA's.

         EDWARD M. RICHEY, age 48, has served as the President of Richey Insurance Service, Inc. since 1976. From 1979 to 1997, Mr. Richey was also the owner and a director of Goodman, Inman & Richey, Inc., a weight loss franchise operation, and served as its President from 1979 to 1986.

         EDWARD P. SILVA, age 57, is an attorney-at-law who has been a partner in the law firm of Hartzog, Silva & Davies since 1974.

         Each of the following persons has been nominated by management for election to the Board of Directors for a term of one year and until their successors are elected and qualified.

         MELODY J. SMILEY, age 47, is a Certified Public Accountant and has been the sole owner of Melody J. Smiley, CPA, since 1986.

         JAMES W. CROSS, IV, age 36, has been the owner and President of Century Construction Company, Inc. since 1983.

         There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

         Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the General Counsel of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.


                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held seven meetings during the year ended December 31, 1999. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors has two standing committees -- the Audit Committee and the Stock Option Committee. The Board of Directors does not have standing nominating or compensation committees, such functions being reserved to the full Board of Directors.

         The Audit Committee presently consists of D. Wilson Overton and Edward
M. Richey. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management's response to these comments. The Audit Committee held four meetings during 1999.

         The Stock Option Committee presently consists of D. Wilson Overton, Edward M. Richey and Edward P. Silva. The Stock Option Committee has been assigned the functions of administering the Company's stock option plan and granting options thereunder. The Stock Option Committee held one meeting during 1999.


                               EXECUTIVE OFFICERS

        The executive officers of the Company are as follows:

                NAME                AGE           POSITION HELD
                ----                ---           -------------

         Gordon E. Inman            61       Chairman of the Board

         Richard E. Herrington      52       President and Chief Executive Officer

         J. Myers Jones, III        49       President of Franklin National Bank

         Lisa L. Musgrove           37       Senior Vice President and Chief
                                             Financial  Officer

         George J. Regg, Jr.        55       Senior Vice President, Secretary and
                                             General Counsel


         Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Gordon E. Inman and Richard E. Herrington.

         J. MYERS JONES, III has served as President and Chief Executive Officer of the Bank since August 1992. From 1989 to 1992, Mr. Jones served as County Executive Officer of NationsBank of Tennessee, N.A.

         LISA MUSGROVE has served as Senior Vice President and Chief Financial Officer of the Company since March 1999 and as Vice President and Controller of the Bank since July 1994. Ms. Musgrove served in various capacities with Tennessee National Bank from 1989 to 1994, including most recently, Vice President, Controller and Treasurer.

         GEORGE J. REGG, JR. has served as Senior Vice President, Secretary and General Counsel of the Company since November 1997. Mr. Regg served as President of Goodman, Inman, Richey, Inc., a weight loss franchise operation, from 1994 to 1997, and as its Vice President and General Counsel from 1983 to 1994.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 11, 2000 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) each Named Executive Officer (as defined herein) and (iv) all executive officers and directors of the Company as a group.

                                                  AMOUNT AND NATURE OF                 PERCENT OF
BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP(1)          OUTSTANDING SHARES
----------------                                 -----------------------          ------------------
Richard E. Herrington (2)....................           1,311,778                          4.1%
Gordon E. Inman (3)..........................          16,454,276                         48.3
J. Myers Jones (4)...........................             734,596                          2.3
George J. Regg, Jr. (5)......................             244,422                          *
James W. Cross, IV ..........................              49,703                          *
Charles R. Lanier (6)........................             343,705                          1.1
D. Wilson Overton ...........................             300,380                          1.0
Edward M. Richey (7).........................           4,355,152                         14.0
Edward P. Silva .............................             104,908                          *
Melody J. Smiley ............................              44,636                          *
All executive officers and directors
  as a group (11 persons)....................          23,980,858                         66.9%

---------------------

*        Less than 1%

(1) Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes warrants and options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Act"). The percentages are based upon 31,054,187 shares outstanding, except for certain parties who hold presently exercisable options to purchase shares. The percentages for those parties who hold presently exercisable options are based upon the sum of 31,054,187 shares plus the number of shares subject to presently exercisable options held by them, as indicated in the following notes.
(2) Includes 981,136 shares subject to presently exercisable stock options. Also includes 6,512 shares held by the individual retirement account of Mr. Herrington's wife.
(3) Includes 3,044,000 shares subject to presently exercisable stock options. Mr. Inman's business address is 230 Public Square, Franklin, Tennessee 37064.
(4)      Includes 533,360 shares subject to presently exercisable stock options.
(5)      Includes 5,200 shares subject to presently exercisable stock options.
(6)      Includes 171,168 shares subject to presently exercisable stock options.
(7) Mr. Richey owns 3,857,872 shares individually and 497,280 shares are owned by Richey Insurance Company, an entity owned by Mr. Richey. Mr. Richey's address is P. O. Box 277, Franklin, Tennessee 37065.

         There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended December 31, 1999, 1998 and 1997 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company who earned more than $100,000 during fiscal 1999 (together with the Chief Executive Officer, the "Named Executive Officers").


                                           SUMMARY COMPENSATION TABLE

                                                                       NUMBER OF
    NAME AND                                                            OPTIONS       ALL OTHER
PRINCIPAL POSITION                      YEAR             SALARY         AWARDED      COMPENSATION
------------------                      ----             ------         -------      ------------
Gordon E. Inman...................      1999            $169,203        200,000      $ 26,554(1)
  Chairman of                           1998             166,703        800,000        22,581(2)
  the Board                             1997             163,114        226,000        24,235(3)

Richard E. Herrington.............      1999            $131,116         50,000      $  9,268(4)
  President and Chief                   1998             122,286        176,000         7,171(5)
  Executive Officer                     1997             116,713         80,000         5,794(6)

J. Myers Jones....................      1999            $124,560         25,000      $  4,684(7)
  Bank President                        1998             119,869         96,000         3,745(8)
                                        1997             115,163         40,000         3,022(9)

George J. Regg, Jr................      1999            $107,500         10,000      $  4,900(10)
  Senior Vice President,                1998             100,833          8,000         3,175(11)
  Secretary and General                 1997(12)          12,500             --           660(13)
  Counsel

-----------------------

(1) Includes $9,435 paid in 1999 to Mr. Inman in lieu of cafeteria plan benefits and $4,653 in matching contributions under the Company's 401(k) plan. Also includes $8,166 as the value of 1,950 shares of common stock granted to Mr. Inman as compensation for his service as a director of the Company and the Bank, and a $4,300 auto allowance.
(2) Includes $8,697 paid in 1998 to Mr. Inman in lieu of cafeteria plan benefits and $3,334 in matching contributions under the Company's 401(k) plan. Also includes $6,750 as the value of 1,000 shares of common stock granted to Mr. Inman as compensation for his service as a director of the Company and the Bank, and a $3,800 auto allowance.
(3) Includes $12,143 paid in 1997 to Mr. Inman in lieu of cafeteria plan benefits and $2,742 in matching contributions under the Company's 401(k) plan. Also includes $6,050 as the value of 2,200 shares of Common Stock granted to Mr. Inman as compensation for his service as a director of the Company and the Bank, and a $3,300 auto allowance.

(4) Includes $3,615 paid in 1999 to Mr. Herrington in matching contributions under the Company's 401(k) plan and $5,653 as the value of 1,350 shares of Common Stock granted to Mr. Herrington as compensation for his service as a director of the Company and the Bank.
(5) Includes $2,446 paid in 1998 to Mr. Herrington in matching contributions under the Company's 401(k) plan and $4,725 as the value of 700 shares of Common Stock granted to Mr. Herrington as compensation for his service as a director of the Company and the Bank.
(6) Includes $1,944 paid in 1997 to Mr. Herrington in matching contributions under the Company's 401(k) plan and $3,850 as the value of 1,400 shares of Common Stock granted to Mr. Herrington as compensation for his service as a director of the Company and the Bank.
(7) Includes $3,428 paid in 1999 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,257 as the value of 300 shares of Common Stock granted to Mr. Jones as compensation for his service as a director of the Bank.
(8) Includes $2,395 paid in 1998 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,350 as the value of 200 shares of Common Stock granted to Mr. Jones as compensation for his service as a director of the Bank.
(9) Includes $1,922 paid in 1997 to Mr. Jones in matching contributions under the Company's 401(k) plan and $1,100 as the value of 400 shares of Common Stock granted to Mr. Jones as compensation for his service as a director of the Bank.
(10) Includes $3,225 paid in 1999 to Mr. Regg in matching contributions under the Company's 401(k) plan and $1,675 as the value of 400 shares of Common Stock granted to Mr. Regg as compensation for his service as an officer of the Company.
(11) Includes $1,150 paid in 1998 to Mr. Regg in matching contributions under the Company's 401(k) plan and $2,025 as the value of 300 shares of Common Stock granted to Mr. Regg as compensation for his service as an officer of the Company.
(12)     Mr. Regg joined the Company in November 1997.
(13) Represents the value of 240 shares of Common Stock granted to Mr. Regg as compensation for his service as an officer of the Company.

DIRECTOR COMPENSATION

          Although the directors of the Company did not receive any cash compensation for their service as directors in 1999, the Company issued 150 shares of Common Stock to each outside director of the Company as compensation for his service as a director of the Company during 1999. Gordon Inman and Richard Herrington received 1,800 shares of Common Stock and 1,200 shares of Common Stock, respectively, as compensation for their service as directors of the Company. The Bank's outside directors currently receive a fee of $600 per month. In addition, each director of the Bank (other than J. Myers Jones) was issued 150 shares of Common Stock as compensation for his service as a director of the Bank during 1999. Mr. Jones was issued 300 shares of Common Stock as compensation for his service as a director of the Bank during 1999. Compensation to be paid to directors of the Company and the Bank during fiscal 2000 has not yet been established.

EMPLOYMENT AGREEMENT

         On January 1, 2000, the Company entered into an employment agreement with Gordon E. Inman, pursuant to which Mr. Inman serves as Chairman of the Board. The employment agreement is for a term of five years, expiring on December 31, 2004, and provides for automatic renewal for a period of one additional year unless the Company gives prior written notice that the agreement shall not be so extended. The agreement provides for Mr. Inman to be paid an initial annual base salary of $200,000, with the amount of the base salary to be increased annually by 5%. The agreement also provides for the annual grant of stock options to Mr. Inman. These options are to be granted by the Board of Directors of the

Company. The agreement also provides for Mr. Inman to receive an automobile, as well as health, disability and life insurance.

STOCK OPTION PLAN

         On April 18, 2000, the Board of Directors adopted the 2000 Stock Option Plan, which has been submitted for approval by the Company's shareholders at the Annual Meeting. For more information with respect to the 2000 Stock Option Plan, please see "AGENDA ITEM TWO - PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S 2000 STOCK OPTION PLAN."

         The following table provides certain information concerning individual grants of stock options made during the fiscal year ended December 31, 1999 to each of the Named Executive Officers.


                               INDIVIDUAL GRANTS
                               -----------------

                                                              % OF TOTAL OPTIONS
                                           NUMBER OF              GRANTED TO
                                            OPTIONS          EMPLOYEES IN FISCAL        EXERCISE PRICE       EXPIRATION
NAME                                      GRANTED (1)                YEAR                $( PER SHARE)          DATE
----                                      -----------        -------------------         -------------         -----

Gordon E. Inman......................      200,000                  61.8%                   $5.75              1/4/14
Richard E. Herrington................       50,000                  15.5                     5.75              1/4/09
J. Myers Jones.......................       25,000                   7.7                     5.75              1/4/09
George J. Regg, Jr. .................       10,000                   3.1                     5.75              1/4/09


---------------------


(1) Options granted to Messrs. Inman, Herrington and Jones are immediately exercisable. Options granted to Mr. Regg are exercisable in increments of 20% per year over five years.

         The following table presents information regarding options and warrants exercised during 1999 and the value of unexercised options and warrants held at December 31, 1999 by the Named Executive Officers. There were no SARs outstanding during fiscal 1999.


                                                                                                       VALUE OF
                                                                             NUMBER OF              UNEXERCISED IN-
                                                                        UNEXERCISED OPTIONS        THE-MONEY OPTIONS
                                       SHARES                          AT FISCAL YEAR END(#)     AT FISCAL YEAR END(1)
                                     ACQUIRED ON         VALUE             EXERCISABLE/              EXERCISABLE/
NAME                                  EXERCISE         REALIZED            UNEXERCISABLE             UNEXERCISABLE
----                                 -----------       ---------       ---------------------     ---------------------
Gordon E. Inman..................        --               --                2,844,000/0               $7,330,750/$0

Richard E. Herrington............    115,792(2)        $528,301               931,136/0               $2,662,188/$0

J. Myers Jones...................        --               --                  508,360/0               $1,467,125/$0

George J. Regg, Jr. .............        --               --               1,600/16,400               $2,400/$9,600

------------------

   (1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's Common Stock at December 31, 1999 $(4.25) and the exercise price of such warrants and options.
   (2) Represents the exercise of 115,792 stock purchase warrants granted in connection with the Company's initial stock offering.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors does not have a Compensation Committee, the functions which would be served by such a committee being reserved to the entire Board of Directors. Gordon E. Inman, the Company's Chairman of the Board and Richard E. Herrington, the Company's President and Chief Executive Officer, are executive officers who are also members of the Company's Board of Directors.

    In January 1989, the organizers of the Company entered into an agreement with Gordon E. Inman, the Chairman of the Board of the Company and the Bank, to lease a two-story office building and property located adjacent to same. Since 1989, the Company and Mr. Inman entered into several addendums to the lease agreement providing for the lease of additional space in the building. The monthly rental on the office building is presently $36,908, with increases to be made on an annual basis based on any increase in the Consumer Price Index ("CPI") during the previous year. The ground lease with respect to the property adjacent to the building requires that the Company pay a monthly rental of $587, with increases to be made on an annual basis based on the increase in the CPI during the previous year. In December 1993, the Bank entered into an agreement with Mr. Inman for the lease of office/warehouse space on Main Street in Franklin, Tennessee. As amended, the monthly rental on this facility is presently $9,100, with increases to be made on an annual basis based on any increase in the CPI during the previous year. In 1999, the Bank also entered into a lease agreement with Mr. Inman for an additional building on Main Street in Franklin, Tennessee with a monthly rental of $4,100. Lease payments to Mr. Inman by the Company with respect to such properties totaled $548,771 during 1999 and $489,255 during 1998.

                              CERTAIN TRANSACTIONS

         For information regarding transactions between the Company and Mr. Inman, see "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

         Century Construction Company, a general contractor owned and controlled by James W. Cross, IV, a director of the Bank and a nominee for director of the Company, served as general contractor in connection with the construction of the Bank, Franklin Financial Center, and the Fairview, Cool Springs and Fieldstone Farms branch facilities during 1999, 1998 and 1997. Payments by the Bank to Century Construction Company, which includes payment for services rendered by unrelated sub-contractors, totaled $165,608 in 1999, $570,892 in 1998, and $414,567 in 1997.

         The Bank had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

         In accordance with proxy statement rules of the Securities and Exchange Commission, the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year. As the Board of Directors does not have a standing compensation committee, such functions are performed by the entire Board of Directors.

         It is the Board of Director's responsibility to establish the salaries, bonuses and other compensation of the Chief Executive Officer and other executive officers of the Company and its subsidiaries. In formulating its compensation policy and decisions, the Board of Directors endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

         The Company's executive compensation program generally consists of base salary and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed annually and, following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility, adjusted accordingly. In order to align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of common stock. The amount of such awards, if any, is determined from time to time by the Stock Option Committee and reviewed by the Board of Directors. The Stock Option Committee may take into account various factors in evaluating the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

         In approving the compensation paid in 1999 to Mr. Herrington, the Company's Chief Executive Officer, the Board of Directors considered the following factors:

         (i) the reasonableness of Mr. Herrington's salary relative to that of chief executive officers of similarly placed public companies;

         (ii) Mr. Herrington's contribution to the overall financial performance of the Company, and his leadership within the Company and the communities it serves.

         With respect to the other executive officers of the Company and its subsidiaries, the Board of Directors considered the salaries to be commensurate with those paid to similarly positioned executives in similar companies.

  Richard E. Herrington        Charles R. Lanier            Edward M. Richey
  Gordon E. Inman              D. Wilson Overton            Edward P. Silva

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the Nasdaq Market Index and the Nasdaq Bank Index, for the five year period commencing December 31, 1994 and ending December 31, 1999. The graph and the table below assume that the value of an initial investment in the Company's common stock and each index was $100 on December 31, 1994. The Company's common stock is not included in either of these indices. The prices of the Company's common stock represent the closing bid prices of the common stock as quoted in the "Pink Sheets," an inter-broker quotation medium. The market for the Company's common stock must be characterized as limited due to its relatively low trading volume and lack of analyst coverage. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.







                  [Shareholder Performance Graph Appears Here]












                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                          1994           1995           1996           1997           1998         1999
                                      ------------   ------------   ------------   ------------   ------------  ------------
  Franklin Financial Corporation(*)     $100.00        $142.11        $226.33        $484.25      $1,136.94       $715.85
  Nasdaq Bank Index.............        $100.00        $149.00        $196.73        $329.39      $  327.00       $314.35
  Nasdaq Market Index...........        $100.00        $129.71        $161.18        $197.16      $  278.08       $490.46

  (*) The values represented for the Company's common stock are based on quotations as published in the "Pink Sheets," an inter-broker quotation medium.

                                 AGENDA ITEM TWO
       PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S 2000 STOCK OPTION PLAN

         Effective April 18, 2000, the Board of Directors of the Company adopted the 2000 Stock Option Plan (the "Plan") for eligible officers and key employees of the Company and the Bank. The Board of Directors recommends that the Company's shareholders vote for approval of the Plan, which provides for the grant of both incentive and nonqualified stock options. The purpose of the Plan is to encourage and enable participating officers and key employees to remain in the employ of and to give a greater effort on behalf of the Company and the Bank. Shareholder approval of the Plan requires the affirmative vote of the holders of a majority of shares of common stock represented at the 2000 Annual Meeting of Shareholders in person or by proxy.

         The following discussion of the principal features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A attached hereto.

  Effective Date

         The effective date of the Plan is April 18, 2000. The Plan will remain in effect until all shares subject to or which may become subject to the Plan shall have been purchased pursuant to options granted under the Plan, provided that options under the Plan must be granted within ten years from the effective date.

  Shares Subject to the Plan

         The shares of the Company's common stock available for issuance under the Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which may be issued under the Plan is 7,500,000. Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the Plan.

  Persons Eligible to Participate in the Plan

         Under the Plan, options may be granted only to officers and key employees of the Company or the Bank who are in a position to contribute significantly to the effective management and operation of the Company or the Bank. Only officers and employees of the Company or the Bank, however, are eligible to receive incentive stock options under the Plan. As of April 18, 2000, 170 officers and employees of the Company or the Bank were eligible to participate in the Plan.

  Administration of the Plan

         The Plan may be administered by the Board of Directors of the Company or a committee of the Board consisting of two or more directors, each of whom is not an employee of the Company or the Bank. Subject to the provisions of the Plan, and with the exception of certain options granted to the executive officers of the Company pursuant to each such officer's employment agreement, the Board of Directors has the authority to determine the individuals to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

  Exercise Price, Terms of Exercise and Payment for Shares

         Each option granted under the Plan will be represented by an option agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

         The exercise price of options granted under the Plan will be determined by the Board of Directors, but in no event shall be less than 100% of the Market Price of one share of the Company's common stock on the date of the grant of the option; provided, however, that a nonqualified stock option may be granted at any exercise price. The term "Market Price" is defined in the Plan to be the fair market value of the Company's common stock as determined by the Board of Directors, acting in good faith, under any method consistent with the Internal Revenue Code of 1986, as amended (the "Code"), or Treasury Regulations thereunder, which the Board of Directors shall in its discretion apply at the time of the grant of the option concerned.

         Options may be purchased in whole or in part by the optionee, but in no event later than ten years from the date of the grant for incentive stock options. There is no limitation on the term for non-qualified options. Any incentive stock option granted under the Plan to an individual who owns directly or indirectly (under applicable ownership attribution rules) more than 10 percent of the total combined voting power of all classes of stock of the Company may not be purchased at a price less than 110% of the Market Price on the day the option is granted, and no such option may be exercised more than five years from the date of grant. The purchase price for the shares shall be paid in cash or by surrendering shares of common stock of the Company valued at the Market Price on the date of exercise. However, the shares of common stock to be surrendered must have been held by the optionee for at least six months prior to the date of surrender. Upon payment, the Company will deliver stock certificates for such shares to the optionee.

  Termination of Employment

         In the event that a holder of an incentive option granted under the Plan ceases to be employed by the Company for any reason other than his or her death or total and permanent disability, any option or unexercised portion thereof, which was otherwise exercisable on the date of such termination, shall expire 90 days from the date of such termination, but in no event after the term provided in the option agreement. In the event that an optionee who is at least 60 years of age and who has been employed by the Company or the Bank for seven years retires, any options which are not otherwise exercisable on the date of retirement will accelerate and become immediately exercisable for a period of three months.

         Upon the death or total and permanent disability of the holder of an incentive option, any option or unexercised portion thereof which is otherwise exercisable shall expire within one year of the date of such death or disability, but in no event after the term provided in the option agreement. Any options which were not exercisable on the date of such death or disability shall be immediately exercisable for a period of one year.

         Options granted under the Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the Plan are non-transferable except by will or under the laws of descent and distribution.

  Reorganization and Recapitalization

         In case the Company is merged or consolidated with another corporation and the Company is not the survivor, or in case the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the Company's common stock, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

         In the event that dividends are payable in the Company's common stock or in the event there are splits, subdivisions or combinations of shares of the Company's common stock, the number of shares available under the Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted will be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

  Limitation on Number of Shares that May be Purchased

         For incentive stock options granted under the Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a nonqualified stock option.

  Amendment and Termination of the Plan

         With respect to any shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time, terminate, modify or amend the Plan in any respect, except that no such modification or amendment shall be made absent the approval of the shareholders of the Company to: (i) increase the number of shares for which options may be granted under the Plan except as otherwise provided by Section 8(h) of the Plan; or (ii) change the class of persons eligible for awards of stock options. The Company's Board of Directors may also suspend the granting of options pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any option granted before such suspension or termination unless the affected participant consents in writing, to such modification or amendment or there is a dissolution or liquidation of the Company.

         With the consent of the affected optionee, the Board of Directors may amend outstanding option agreements in a manner consistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend option agreements in such respects as it deems necessary in order that incentive options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting qualified incentive stock options.

  Federal Income Tax Consequences

         Incentive Stock Options. All incentive stock options granted or to be granted under the Plan are intended to be incentive stock options as defined in
Section 422 of the Code.

         Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the issuer of such option will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option, except through alternative minimum tax liability as discussed below. An optionee will be taxed only when the stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of: (i) the <-1- 1>gain on the sale or other disposition; or (ii) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

        The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

        Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

        The Taxpayer Relief Act of 1997 (the "1997 Tax Act") made significant changes to individual capital gains tax rates. The 1997 Tax Act generally reduces the maximum tax rate for gains realized by individual taxpayers from the sale of capital assets held for more than eighteen months from 28% to 20% (18% if the property has been held for more than five years and is acquired and sold after the year 2000). For capital assets held for more than one year but not more than eighteen months, the maximum tax rate remains at 28%, as it was under prior law. In addition, taxpayers otherwise subject to the 15% rate bracket will be entitled to a 10% maximum tax rate on long-term capital gains (18% if the property has been held for more than five years and is sold after the year
2000). The new maximum tax rates for long-term capital gains will apply for purposes of both the regular income tax and the alternative minimum tax. However, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

        In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a nonqualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a nonqualified stock option.

        Nonqualified Stock Options. All options granted or to be granted under the Plan which do not qualify as incentive stock options are nonqualified stock options not entitled to special tax treatment under Section 422 of the Code.

        A participant in the Plan will recognize taxable income upon the grant of a nonqualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the exercise price, if any, to be paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the nonqualified stock options issued under the Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

        Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a nonqualified stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a nonqualified stock option.

        General. The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

        THE PRECEDING DISCUSSION IS BASED UPON FEDERAL TAX LAWS AND REGULATIONS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, WHICH ARE SUBJECT TO CHANGE, AND UPON AN INTERPRETATION OF THE STATUTORY PROVISIONS OF THE CODE, ITS LEGISLATIVE HISTORY AND RELATED INCOME TAX REGULATIONS. FURTHERMORE, THE FOREGOING IS ONLY A GENERAL DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL FEDERAL INCOME TAX ASPECTS OF THE PLAN. OPTION HOLDERS MAY ALSO BE SUBJECT TO STATE AND LOCAL TAXES IN CONNECTION WITH THE GRANT OR EXERCISE OF OPTIONS GRANTED UNDER THE PLAN AND THE SALE OR OTHER DISPOSITION OF SHARES ACQUIRED UPON EXERCISE OF THE OPTIONS. INDIVIDUALS RECEIVING A GRANT OF OPTIONS SHOULD CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR REGARDING FEDERAL, STATE AND LOCAL CONSEQUENCES OF PARTICIPATING IN THE PLAN.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to respond to shareholders' questions and will have the opportunity to make any statements they consider to be appropriate. The Board of Directors of the Company has selected Deloitte & Touche LLP as its independent auditors for the 2000 fiscal year.

                           ANNUAL REPORT ON FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to Franklin Financial Corporation, P. O. Box 625, Franklin, Tennessee 37065, Attention:
Susan S. Lowman. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                 SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

        Shareholders may submit proposals appropriate for stockholder action at the Company's 2001 Annual Meeting, consistent with the regulations of the Securities and Exchange Commission. Proposals by shareholders intended to be presented at the 2001 Annual Meeting must be received by the Company no later than December 29, 2000, in order to be included in the Company's proxy materials for that meeting. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2001 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by March 13, 2001, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal. Such proposals should be directed to Franklin Financial Corporation, Attention: Corporate Secretary, 230 Public Square, Franklin, Tennessee 37064.

                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                         By Order of The Board of Directors,

                                         /s/ Richard E. Herrington

                                         Richard E. Herrington
                                         President and Chief Executive Officer

  Franklin, Tennessee
  April 20, 2000

                                                                      APPENDIX A


                         FRANKLIN FINANCIAL CORPORATION
                             2000 STOCK OPTION PLAN
                         EFFECTIVE AS OF APRIL 18, 2000

                                   1. PURPOSE

        The primary purpose of the Franklin Financial Corporation 2000 Stock Option Plan (the "Plan") is to encourage and enable eligible officers and key employees of Franklin Financial Corporation, a Tennessee corporation (the "Company"), and its subsidiaries to acquire proprietary interests in the Company through the ownership of common stock of the Company. The Company believes that officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's growth and earnings. The Plan also is designed to provide motivation for participating officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company that the Plan provide for the award of "incentive stock options" qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, as well as the award of non-qualified stock options. Accordingly, the provisions of the Plan related to incentive stock options shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 422 of the Code.

                                 2. DEFINITIONS

        The following words or terms shall have the following meanings:

        (a) "Agreement" shall mean a stock option agreement between the Company and an Eligible Employee pursuant to the terms of this Plan.

        (b) "Company" shall mean Franklin Financial Corporation, a Tennessee corporation.

        (c) "Board of Directors" shall mean the Board of Directors of the Company.

        (d) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan, as set forth in Section 5 of the Plan.

        (e) "Eligible Employee" shall mean a key employee regularly employed by the Company or a Subsidiary (including an officer, whether or not he or she is a member of the Board of Director) as the Board of Directors or the Committee shall select from time to time.

        (f) "Market Price" shall mean the closing price of the Company's common stock on the date in question, as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market (or other nationally recognized quotation service). If the Company's common stock is not traded on the Nasdaq Stock Market but is registered on a national securities exchange, "Market Price" shall mean the closing sales price of the Company's common stock on such national securities exchange. If the Company's common stock is not traded on a national securities exchange or through any other nationally recognized quotation service, then "Market Price" shall mean the fair market value of the Company's common stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the grant of the option concerned. Subject to the foregoing, the Board of Directors or the Committee, in fixing the market price, shall have full authority and discretion and be fully protected in doing so.

        (g) "Optionee" shall mean an Eligible Employee having a right to purchase Common Stock under an Agreement.

        (h) "Option(s)" shall mean the right or rights granted to Eligible Employees to purchase Common Stock under the Plan.

        (i) "Plan" shall mean this Franklin Financial Corporation 2000 Stock Option Plan.

        (j) "Shares," "Stock," or "Common Stock" shall mean shares of the no par value common stock of the Company.

        (k) "Subsidiary" or "Subsidiaries" shall mean any corporation(s) of which the Company owns or controls, directly or indirectly, more than a majority of the voting stock.

        (l) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns or controls, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

                                3. EFFECTIVE DATE

        The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the shareholders of the Company, whichever is earlier. In the event the Plan is not approved by the shareholders of the Company, by the affirmative vote of the holders of not less than a majority of the Shares voted at a meeting at which a quorum is present, within the twelve month period commencing on the Effective Date, any Options granted pursuant to Section 8 of the Plan and intended to be treated as incentive stock options shall be deemed to be nonqualified stock options pursuant to Section 9 of the Plan.

                           4. SHARES RESERVED FOR PLAN

        The shares of Common Stock to be sold to Eligible Employees and Eligible Participants under the Plan may at the election of the Board of Directors be either treasury shares or shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be seven million and five hundred thousand (7,500,000); provided, however, that such Shares shall be subject to the adjustments provided in
Section 8(h). Any Shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

                          5. ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Board of Directors or the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board of Directors of the Company from among its members, each of whom qualifies as a "Non-Employee Director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor regulation.

        Within the limitations described herein, the Board of Directors of the Company or the Committee shall administer the Plan, select the Eligible Employees to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and interpret, construe and implement the provisions of the Plan. The Board of Directors or the Committee shall also determine the price to be paid for the Shares upon exercise of each Option, the period within which each Option may be exercised, and the terms and conditions of each Option granted pursuant to the Plan. The Board of Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

        If the Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of Directors present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be the acts of the Board of Directors. If the Plan is administered by the Committee, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee shall be the acts of the Committee.

                                 6. ELIGIBILITY

        Options granted pursuant to Section 8 shall be granted only to Eligible Employees.

                             7. DURATION OF THE PLAN

        The Plan shall remain in effect until all Shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten years from the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date.

                         8. QUALIFIED INCENTIVE OPTIONS

        It is intended that Options granted under this Section 8 shall be qualified incentive stock options under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee or the Board of Directors shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

        (a) Price. The purchase price for shares purchased upon exercise shall not be less than the Market Price on the day the Option is granted; provided that the purchase price of stock deliverable upon the exercise of a qualified incentive stock option granted to a Ten Percent Owner under this
Section 8 shall
be not less than 110% of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee.

        (b) Number of Shares. The Agreement shall specify the number of Shares which the Optionee may purchase under such Option, as determined by the Board of Directors or the Committee.

        (c) Exercise of Options. The Shares subject to the Option may be purchased in whole or in part by the Optionee, in accordance with the vesting schedule set forth in the Agreement, from time to time after shareholder approval of the Plan, as determined by the Board of Directors or the Committee, but in no event later than ten years from the date of grant of the Option. Notwithstanding the foregoing, Shares subject to an Option which is a qualified incentive stock option granted to a Ten Percent Owner under this Section 8 may be purchased from time to time but in no event later than five years from the date of grant of the Option.

        (d) Medium and Time of Payment. Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or, in lieu of payment of all or part of the purchase price in cash, the Optionee may surrender to the Company, Common Stock valued at the Market Price on the date of exercise of the Option in accordance with the terms of the Agreement; provided, however, that the shares of Common Stock surrendered shall have been held by the Optionee for a period of at least six months prior to the date of surrender. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

        (e) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

        (f) Nonassignability of Option. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

        (g) Effect of Termination of Employment or Death. In the event an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three months from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee who is at least 60 years of age and who has been employed by the Company or any Subsidiary of the Company for a continuous period of not less than seven years ceases to be an employee of the Company or any Subsidiary of the Company by retiring, any Option or portion thereof which would not otherwise be exercisable on the date such Optionee retires shall be accelerated and become immediately exercisable for a period of three months from the date on which the Optionee ceased to be an employee, but in no event shall the exercise period extend past the term provided in the Optionee's Agreement. Whether authorized leave of absence for military or government service shall constitute termination of employment for the purpose of this Plan shall be determined by the Board of Directors or the Committee, which determination shall be final and conclusive.

        In the event an Optionee ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment may, in the discretion of the Board of Directors or the Committee, be accelerated and become immediately exercisable for a period of one year from the date on which the Optionee ceased to be an employee, but in no event shall the exercise period extend past the term provided in the Optionee's Agreement.

        "Permanent and total disability" as used in this Plan shall be as defined in Section 22(e)(3) of the Code.

        In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

        (h) Recapitalization. In the event dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number and Option exercise price of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, as determined to be proper and appropriate by the Board of Directors or the Committee.

        (i) Reorganization. In the event the Company is merged or consolidated with another entity and the Company is not the surviving entity, or in case the property or stock of the Company is acquired by another entity, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any entity assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized entity which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the Shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to option immediately before such substitution over the purchase price thereof, or
(ii) provide written notice to the Optionee that the Option (including, in the discretion of the Board of Directors, any portion of such Option which is not then exercisable) must be exercised within sixty days of the date of such notice or it will be terminated. If any adjustment under this Section 8(i) would create a fractional Share or a right to acquire a fractional Share, such shall be disregarded and the number of Shares available under the Plan and the number of Shares covered under any Options previously granted pursuant to the Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section 8(i) by the Board of Directors shall be conclusive and binding on all affected persons.

        Except as otherwise expressly provided in this Plan, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another entity; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of Shares subject to an Option.

        The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

        (j) Annual Limitation. The aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a non-qualified stock option granted pursuant to Section 9.

        (k) General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its reasonable discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Alternatively, such Options shall be issued and exercisable only upon such terms and conditions and with such restrictions as shall be necessary or appropriate to effect exemption from such listing, registration, or other qualification requirement.

                            9. NON-QUALIFIED OPTIONS

        The Board of Directors or the Committee may grant to Eligible Employees Options under the Plan which are not qualified incentive stock options under the provisions of Section 422 of the Code. Such non-qualified options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 hereof with respect to qualified incentive stock options; provided, however, that:

                (i) the limitations set forth in Sections 8(a) and 8(c) with respect to Ten Percent Owners shall not be applicable to non-qualified options granted to any Ten Percent Owner;

                (ii) the limitations set forth in Section 8(g) with respect to termination of employment or death shall not be applicable to non-qualified option grants, and any such limitations shall be determined on a case by case basis by the Board of Directors or the Committee at the time of the non-qualified option grant;

                (iii) the limitation set forth in Section 8(j) with respect to the annual limitation of incentive stock options shall not be applicable to non-qualified option grants;

                (iv) the limitation set froth in Section 8(c) with respect to the length of the exercise period of incentive stock options shall not be applicable to non-qualified option grants; and

                (v) the limitations set forth in Section 8(a) with respect to the Exercise Price shall not be applicable to non-qualified option grants.

                            10. AMENDMENT OF THE PLAN

        The Plan may, at any time or from time to time, be terminated, modified or amended at a meeting of the shareholders of the Company at which a quorum is present by the affirmative vote of the holders of a majority of the Shares voted on such issue. The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval, the Board of Directors may not (1) increase the maximum number of Shares for which Options may be granted under the Plan (other than increases due to changes in capitalization as referred to in Section 8(h) hereof), or (2) change the class of persons eligible to receive qualified incentive options. The termination or any modification or amendment of the Plan shall not, without the written consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the written consent of the Optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that incentive options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options." The Company's Board of Directors may also suspend the granting of Options pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any Option granted before such suspension or termination unless (1) the affected participant consents in writing to such modification or amendment or (2) there is a dissolution or liquidation of the Company.

                               11. BINDING EFFECT

        All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company and on all persons eligible or who become eligible to participate in the Plan.

                            12. APPLICATION OF FUNDS

        The proceeds received by the Company from the sale of Common Stock pursuant to Options exercised hereunder will be used for general corporate purposes.

                         FRANKLIN FINANCIAL CORPORATION
                               230 PUBLIC SQUARE
                           FRANKLIN, TENNESSEE 37064

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

    The undersigned hereby appoints Richard E. Herrington and Gordon E. Inman or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of FRANKLIN FINANCIAL CORPORATION to be held on May 16, 2000, at 4:30 p.m. at Franklin National Bank's Williamson Square office, 1105 Murfreesboro Road, Franklin, Tennessee 37064, and any adjournments or postponements thereof:

1. To elect eight (8) directors for a term of one year and until their successors are elected and have qualified.

   [ ] FOR all nominees listed below (except as marked to the contrary below)
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

 RICHARD E. HERRINGTON, GORDON E. INMAN, CHARLES R. LANIER, D. WILSON OVERTON,
   EDWARD M. RICHEY, EDWARD P. SILVA, MELODY J. SMILEY AND JAMES W. CROSS, IV

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. To approve the Franklin Financial Corporation 2000 Stock Option Plan:

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

                   (Continued and to be signed on other side)

                          (Continued from other side)

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                  Please date and sign this
                                                  Proxy exactly as name(s)
                                                  appears on the mailing label.

                                                  ------------------------------

                                                  ------------------------------

                                                  Print Name(s):
                                                                ----------------

                                                  NOTE: When signing as an
                                                  attorney, trustee, executor,
                                                  administrator or guardian,
                                                  please give your title as
                                                  such. If a corporation or
                                                  partnership, give full name by
                                                  authorized officer. In the
                                                  case of joint tenants, each
                                                  joint owner must sign.

                                                  Dated:
                                                        ------------------------

                                                  No. of shares owned:
                                                                      ----------